News Release

COMMERCIAL METALS COMPANY ANNOUNCES CHANGES TO SEGMENT REPORTING

Irving, TX - October 1, 2020 - Commercial Metals Company (NYSE: CMC) today announced that beginning with its fourth quarter of fiscal 2020, the Company realigned its reporting structure to include two operating segments: North America and Europe.

•North America comprises the Company's former Americas Recycling, Americas Mills, and Americas Fabrication business segments.
•Europe comprises the Company's former International Mill segment, with no other changes.
•Corporate and Eliminations will continue to be reported separately from operating segments.

The decision to realign CMC's operating segment structure was made to reflect: (i) its vertically integrated operating model in North America, which is now supported by a National Sales, Inventory and Operations Planning function created in fiscal 2020, (ii) changes to its operating model and geographic footprint following the full integration of the rebar assets acquired in fiscal 2019 into its North America operations, and (iii) the way management now uses the integrated North America data to manage the business, assess performance, and allocate resources.

Operational and financial statistics for fiscal years 2020 and 2019 can be found on pages 2 and 3 of this release. The announced realignment impacts only the Company’s segment reporting, and results in no change in CMC’s previously reported consolidated results.

Barbara R. Smith, Chairman of the Board, President and Chief Executive Officer, said, "We believe our realigned reporting structure better reflects the way we manage our company and the economics of our vertically integrated operations, giving better insight into how CMC creates value."

For additional resources outlining the announced changes, as well as definitions related to our restated operational statistics, please follow this link (https://ir.cmc.com/ir-toolkit), or visit our Investor Relations website at cmc.com/investors.

(CMC Segment Financial and Operating Statistics (Recast for Segment Realignment) - 2)

About Commercial Metals Company
    Commercial Metals Company and its subsidiaries manufacture, recycle and fabricate steel and metal products, related materials and services through a network of facilities that includes seven electric arc furnace ("EAF") mini mills, two EAF micro mills, two rerolling mills, steel fabrication and processing plants, construction-related product warehouses, and metal recycling facilities in the U.S. and Poland.

COMMERCIAL METALS COMPANY FINANCIAL & OPERATING STATISTICS (UNAUDITED)
	Three Months Ended
(in thousands, except per ton amounts)	5/31/2020	2/29/2020	11/30/2019	8/31/2019	5/31/2019	2/28/2019	11/30/2018
North America
Net sales	$1,167,081	1,161,283	1,216,720	1,333,014	1,394,331	1,225,361	1,048,410
Adjusted EBITDA	$159,394	152,831	174,732	152,450	146,228	74,761	82,857
External tons shipped
Raw materials	288	321	320	399	433	406	424
Rebar	463	461	475	474	485	470	297
Merchant and other	211	238	236	237	248	256	232
Steel products	674	699	711	711	733	726	529
Downstream products	427	366	413	448	469	396	319
Average selling price per ton
Raw materials	$517	595	547	535	558	579	580
Steel products	$624	625	626	659	686	688	695
Downstream products	$966	984	976	963	925	845	868
Cost of raw materials per ton	$348	435	392	383	402	414	424
Cost of ferrous scrap utilized per ton	$239	256	226	246	284	303	307
Steel products metal margin per ton	$385	369	400	413	402	385	388

Europe
Net sales	$173,817	180,079	165,389	205,461	209,365	175,198	227,024
Adjusted EBITDA	$14,270	13,451	11,359	22,666	24,120	20,537	32,779
External tons shipped
Rebar	122	145	122	151	126	66	80
Merchant and other	252	235	216	237	250	238	312
Steel products	374	380	338	388	376	304	392
Average selling price per ton
Steel products	$437	449	461	500	524	545	547
Cost of ferrous scrap utilized per ton	$239	251	244	265	288	301	295
Steel products metal margin per ton	$198	198	217	235	236	244	252

(CMC Segment Financial and Operating Statistics (Recast for Segment Realignment) - 3)

COMMERCIAL METALS COMPANY FINANCIAL & OPERATING STATISTICS (UNAUDITED)
	Nine Months Ended May 31,	Twelve Months Ended August 31,
(in thousands, except per ton amounts)	2020	2019	2018
North America
Net sales	$3,545,084	5,001,116	3,738,493
Adjusted EBITDA	$486,957	456,296	323,993
External tons shipped
Raw materials	929	1,662	1,877
Rebar	1,399	1,726	798
Merchant and other	685	973	910
Steel products	2,084	2,699	1,708
Downstream products	1,206	1,632	1,114
Average selling price per ton
Raw materials	$555	563	615
Steel products	$625	681	640
Downstream products	$976	905	800
Cost of raw materials per ton	$393	406	460
Cost of ferrous scrap utilized per ton	$238	284	303
Steel products metal margin per ton	$387	397	337

Europe
Net sales	$519,285	817,048	887,038
Adjusted EBITDA	$39,080	100,102	131,720
External tons shipped
Rebar	389	423	459
Merchant and other	703	1,037	1,041
Steel products	1,092	1,460	1,500
Average selling price per ton
Steel products	$449	528	560
Cost of ferrous scrap utilized per ton	$245	288	314
Steel products metal margin per ton	$204	240	246

Media Contact:
    Susan Gerber
    214.689.4300